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                                                                      Exhibit 11

                 FRONTIER NATIONAL CORPORATION AND SUBSIDIARIES

                STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE



The following tabulation presents the calculation of basic and diluted earnings per common share for the three-month and nine-month periods ended September 30, 2000 and 1999.


                                           Three Months Ended       Nine Months Ended
                                             September 30,            September 30,
                                         ----------------------  ----------------------
                                            2000        1999        2000        1999
                                         ----------  ----------  ----------  ----------
Basic Earnings Per Share:
 Net income.........................     $  428,526  $  612,768  $1,869,720  $1,191,204
                                         ==========  ==========  ==========  ==========

 Earnings on common shares..........     $  428,526  $  612,768  $1,869,720  $1,191,204
                                         ==========  ==========  ==========  ==========

 Weighted average common shares
  outstanding - basic...............      3,418,243   3,440,010   3,416,748   3,460,060
                                         ==========  ==========  ==========  ==========

 Basic earnings per common share....     $      .13  $      .15  $      .55  $      .49
                                         ==========  ==========  ==========  ==========

Diluted Earnings Per Share:
 Net income.........................     $  428,526  $  612,768  $1,869,720  $1,191,204
                                         ==========  ==========  ==========  ==========

 Weighted average common shares
  outstanding - diluted.............      3,492,566   3,485,010   3,485,083   3,505,060
                                         ==========  ==========  ==========  ==========

 Diluted earnings per common share..     $      .12  $      .15  $      .54  $      .49
                                         ==========  ==========  ==========  ==========

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